UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

Vermillion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34810	33-059-5156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)

On March 2, 2017, the Compensation Committee of the Board approved the 2016 annual bonus payout amounts to each of the named executive officers listed below. The 2016 annual cash bonus payout amounts were determined based primarily on 2016 achievements measured against predetermined metrics for (1) total OVA1/Overa test revenue (while staying within operating budget), (2)  payer positive medical policy covered lives, (3)  generation of clinical utility studies, (4)  launch of enhanced products, (5) initiation of a  pelvic mass registry study, and (6) gross margin generated from ASPiRA IVD.  The amounts below together represent approximately 40% of the aggregate target bonus amount for such named executive officers.

Name	Title	Bonus Target for 2016	Bonus Payout for 2016
Valerie B. Palmieri	President, Chief Executive Officer and Director	50%	$75,000
Fred Ferrara	Chief Operating Officer	40%	$60,000
Eric J. Schoen	Senior Vice President, Finance and Chief Accounting Officer	40%	$30,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 3, 2017By:/s/ Eric J. Schoen

Eric J. Schoen
Senior Vice President, Finance and Chief Accounting Officer